SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2014

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 24, 2014, the Company filed Articles Supplementary to the Company’s Articles of Incorporation with the Maryland State Department of Taxation and Assessments for the purpose of designating the terms, preferences, limitations and relative rights of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series C, $1,000 liquidation amount per share (the “Series C Preferred Stock”).  An aggregate of 15,300 shares of Series C Preferred Stock are designated.  A copy of the Articles Supplementary for the Series C Preferred Stock is attached hereto as Exhibit 3.1 hereto and incorporated by reference herein.

The Series C Preferred stock is expected to be issued to the United States Department of the Treasury (the “Treasury”) in exchange for all of the outstanding shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share, of Virginia Heritage Bank (“VHB Series B Preferred Stock”), in connection with the closing of the merger of Virginia Heritage into EagleBank.

The Series C Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1.  The dividend rate, as a percentage of the liquidation amount, is currently 1%.  After four and one half years from the date of original issuance of the VHB Series A Preferred Stock, the dividend rate will increase to 9%. The VHB Series A Preferred Stock was originally issued on June 30, 2011. The Series C Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator.

The Series C Preferred Stock has terms and conditions substantially equal to the terms and conditions of, and ranks equally with, the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B, $1,000 liquidation amount per share, held by Treasury.

Item 9.01.                                        Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired. Not Applicable

(b)  Pro Forma Financial Information.  Not Applicable

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

3.1                               Articles Supplementary to the Articles of Incorporation of Eagle Bancorp, Inc. designating the Series C Preferred Stock -

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: October 29, 2014